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As filed with the Securities and Exchange Commission on August 14, 2012

Registration Statement No. 333-183080

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Ford Motor Credit Company LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

6159

(Primary Standard Industrial Classification Code Number)

38-1612444

(I.R.S. Employer Identification No.)

One American Road
Dearborn, Michigan 48126
(313) 322-3000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Corey M. MacGillivray
Assistant Secretary
Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126
(313) 322-3000

(Address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Douglas J. Cropsey Counsel Ford Motor Company One American Road Dearborn, Michigan 48126 (313) 322-3000	Lisa L. Jacobs Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022-6069 (212) 848-4000

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

4.207% Notes due April 15, 2016	$1,500,000,000	100%	$1,500,000,000	$171,900

3.984% Notes due June 15, 2016	$1,000,000,000	100%	$1,000,000,000	$114,600

Total	$2,500,000,000	100%	$2,500,000,000	$286,500	(2)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2)
Previously paid.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2012

Ford Motor Credit Company LLC

Offer to Exchange

Offer to Exchange up to $1,500,000,000 Aggregate Principal Amount of Newly Issued 4.207% Notes due 2016	Offer to Exchange up to $1,000,000,000 Aggregate Principal Amount of Newly Issued 3.984% Notes due 2016
For	For
a Like Principal Amount of Outstanding Restricted 4.207% Notes due 2016 Issued on June 6, 2012	a Like Principal Amount of Outstanding Restricted 3.984% Notes due 2016 Issued on June 6, 2012
(CUSIP 345397VY6)	(CUSIP 345397VZ3)

         On June 6, 2012, Ford Motor Credit Company LLC, or "Ford Credit", issued $1,500,000,000 aggregate principal amount of its 4.207% Notes due April 15, 2016 (the "old 4.207% notes") and $1,000,000,000 aggregate principal amount of its 3.984% Notes due June 15, 2016 (the "old 3.984% notes" and, together with the old 4.207% notes, the "old notes") in mandatory exchanges for Ford Upgrade Exchange Linked Notes Series 2011-1 and Series 2011-2, respectively (the "FUEL notes"). These mandatory exchanges were conducted pursuant to the terms of Unsecured Note Issuance and Exchange Agreements entered into by Ford Credit with the initial purchasers of each series of the FUEL notes, which required Ford Credit to issue the old notes in exchange for the FUEL notes upon the occurrence of certain credit rating events. The old notes were issued in transactions that were exempt from registration under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").

         At the time the FUEL notes were issued, Ford Credit also entered into registration rights agreements with the initial purchasers of each series of the FUEL notes, pursuant to which we agreed to file an exchange offer registration statement with respect to the old notes when, and if, such old notes were issued and to offer to exchange such old notes for notes with substantially identical terms that have been registered under the Securities Act. This prospectus forms a part of such exchange offer registration statement.

         As contemplated in the registration rights agreements referred to above, Ford Credit hereby offers, on the terms and subject to the conditions described in this prospectus, to exchange its old 4.207% notes for newly issued 4.207% Notes due April 15, 2016 (the "new 4.207% notes") and to exchange its old 3.984% notes for newly issued 3.984% Notes due June 15, 2016 (the "new 3.984% notes" and, together with the new 4.207% notes, the "new notes"). These offers are referred to herein as the "exchange offers."

         The form and terms of each series of the new notes are identical in all material respects to the form and terms of the corresponding series of old notes, except that the new notes have been registered under the Securities Act. The new notes will bear a different CUSIP number than the corresponding series of old notes and will not entitle their holders to registration rights. The new notes, like the old notes, will be unsecured senior obligations of Ford Credit. The new notes, like the old notes, will rank equally with all of the unsecured and unsubordinated indebtedness of Ford Credit and effectively junior to all liabilities of its subsidiaries.

  •
  Our offers to exchange old notes for new notes will be open until 5:00 p.m., New York City time, on September 20, 2012, referred to hereafter as the exchange offer's "expiration date," unless we extend the offers.

  •
  All old notes that are validly tendered and not validly withdrawn will be exchanged.

  •
  Tenders of outstanding old notes may be withdrawn any time prior to 5:00 p.m., New York City time, on the expiration date.

  •
  New notes of each series will be issued in exchange for an equal principal amount of outstanding old notes of the corresponding series accepted in the exchange offers. The exchange offers are not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offers is subject to certain customary conditions set forth herein. See "The Exchange Offers — Conditions."

  •
  We will not receive any proceeds from the exchange offers.

  •
  No public market currently exists for the new notes and we do not intend to apply for their listing on any securities exchange or to arrange for them to be quoted on any quotation system.

  •
  Each broker-dealer that receives new notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the consummation of the exchange offers, we will use our reasonable best efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         See "Risk Factors" beginning on page 8 for a discussion of certain risks that you should consider in connection with tendering your old notes in the exchange offers.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 21, 2012

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No one is authorized to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus. The new notes will be offered only in connection with the exchange offers and are not being offered in any jurisdiction where the exchange offers are not permitted.

        Rather than repeat certain information in this prospectus that we have already included in reports filed with the Securities and Exchange Commission, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Ford Motor Credit Company LLC, One American Road, Dearborn, MI 48126, Attn: Corporate Secretary, telephone: 1-800-426-2888. In order to receive timely delivery of any filings, agreements or other documents, you must make your request to us no later than September 13, 2012. In the event that we extend the exchange offers, you must submit your request at least five business days before the expiration date of the exchange offers, as extended. We may extend the exchange offers in our sole discretion.

        Each beneficial holder of old notes wishing to accept the exchange offer must instruct its broker or such other custodial entity through which such holder holds the old notes to tender your old notes. Alternatively, record holders may effect a tender of old notes by book-entry transfer into the exchange agent's account at The Depository Trust Company. All deliveries are at the risk of the holder. You can find detailed instructions concerning tendering your old notes in the section called "The Exchange Offers" in this prospectus.

        Each broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that receives new notes for its own account pursuant to the offering made by this prospectus must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Exchange Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Ford Credit has agreed that, starting on the expiration date (as defined herein) and ending on the close of business 180 days after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

SUMMARY

        This section summarizes the material terms of the exchange offers. Because it is a summary, it does not contain all the information that you should consider before deciding to participate in the exchange offers and should be read in conjunction with the more detailed description of the exchange offers below under the heading "The Exchange Offers" and the financial information and consolidated financial statements (including the notes thereto) included and incorporated by reference in this prospectus. In particular, you should carefully consider the information set forth under "Forward-Looking Statements" and "Risk Factors."

Ford Motor Credit Company LLC

        Ford Credit was incorporated in Delaware in 1959, was converted to a Delaware limited liability company on May 1, 2007 and is an indirect, wholly owned subsidiary of Ford Motor Company ("Ford"). As used herein, "Ford Credit" refers to Ford Motor Credit Company LLC and its subsidiaries unless the context otherwise requires.

        Products and Services.    Ford Credit offers a wide variety of automotive financing products to and through automotive dealers throughout the world. The predominant share of our business consists of financing Ford vehicles and supporting Ford's dealers. We earn our revenue primarily from:

  •
  Payments made under retail installment sale and lease contracts that we originate and purchase;

  •
  Interest supplements and other support payments from Ford and affiliated companies on special-rate financing programs; and

  •
  Payments made under wholesale and other dealer loan financing programs.

        As a result of our financing activities, we have a large portfolio of finance receivables and leases which we classify into two segments: "consumer" and "non-consumer."

        Finance receivables and leases in the consumer segment relate to products offered to individuals and businesses that finance the acquisition of vehicles from dealers for personal and commercial use. The financing products include retail installment sale contracts for new and used vehicles, and leases for new vehicles to retail customers, government entities, daily rental companies and fleet customers.

        Finance receivables in the non-consumer segment relate primarily to products offered to automotive dealers. We make loans to dealers to finance the purchase of vehicle inventory (wholesale financing), improvements to dealership facilities, working capital, and the purchase of dealership real estate. We also purchase receivables generated by divisions and affiliates of Ford, primarily in connection with the sale of parts and accessories by Ford to dealers.

        We also service the finance receivables and leases we originate and purchase, make loans to Ford affiliates, and provide insurance services related to our financing programs.

        Geographic Scope of Operations and Segment Information.    We conduct our financing operations directly and indirectly through our subsidiaries and affiliates. We offer substantially similar products and services throughout many different regions, subject to local legal restrictions and market conditions. We divide our business segments based on geographic regions: a North America segment and an International segment. The North America segment includes our operations in the United States and Canada. The International segment includes our operations in all other countries in which we do business directly and indirectly.

North America Segment

        We do business throughout the United States and Canada. Our United States operations accounted for 68% and 65% of our total managed receivables at year-end 2011 and 2010, respectively, and our Canadian operations accounted for about 11% of our total managed receivables at year-end 2011 and 2010. Managed receivables include net finance receivables and net investment in operating leases, excluding unearned interest supplements.

        In 2011 in the United States and Canada, under the Ford Credit brand name, we provided financing services to and through dealers of Ford and Lincoln brand vehicles. Also, in 2011 in the United States, under the Lincoln Automotive Financial Services brand name, we provided financing services through dealers of Lincoln brand vehicles. We also provided financing of Mercury and non-Ford vehicles sold by these dealers and their affiliates.

International Segment

        Our International segment includes operations in three main regions: Europe, Asia-Pacific Africa and Latin America. Our Europe region is our largest international operation, accounting for about 19% and 21% of our total managed receivables at year-end 2011 and 2010, respectively. Within the International segment, our Europe region accounted for 86% and 88% of our managed receivables at year-end 2011 and 2010, respectively. Most of our European operations are managed through a United Kingdom-based subsidiary, FCE Bank plc, referred to hereafter as FCE. FCE operates in the United Kingdom and has branches in 11 other European countries. In addition, FCE has operating subsidiaries in Hungary, Poland and the Czech Republic that provide a variety of wholesale, leasing and retail vehicle financing. Germany and the United Kingdom are our largest and most profitable markets in Europe. About 70% of FCE's finance and lease receivables are from customers and dealers in Germany, the United Kingdom and France, about 17% are from customers and dealers in Italy and Spain and about 2% are from customers and dealers in Greece, Ireland, and Portugal. FCE, through its Worldwide Trade Financing division, provides financing to distributors/importers in countries where typically there is no established local Ford presence. The Worldwide Trade Financing division currently provides financing in over 60 countries. In addition, other private label operations and alternative business arrangements exist in some European markets. In the Asia-Pacific Africa region, we operate in China. In the Latin America region, we operate in Mexico, Brazil, and Argentina. We have joint ventures with local financial institutions and other third parties in various locations around the world.

        The mailing address of Ford Credit's executive offices is One American Road, Dearborn, Michigan 48126, United States of America. The telephone number of such offices is (313) 322-3000.

 The Exchange Offers

        The exchange offers relate to the exchange of up to the entire principal amounts of the old 4.207% notes for the new 4.207% notes, and the old 3.984% notes for the new 3.984% notes. The new notes will be obligations of Ford Credit entitled to the benefits of the indenture governing the old notes and the new notes. The form and terms of each series of the new notes are identical in all material respects to the form and terms of the corresponding series of old notes, except that the new notes have been registered under the Securities Act and therefore are not entitled to the registration rights granted under the registration rights agreements, dated April 15, 2011 with respect to the old 4.207% notes and June 17, 2011 with respect to the old 3.984% notes, for the benefit of the holders from time to time of the respective old notes.

Exchange Offers	Ford Credit is offering to exchange newly issued 4.207% Notes due April 15, 2016, referred to herein as the new 4.207% notes, which have been registered under the Securities Act, for our outstanding 4.207% Notes due April 15, 2016, referred to herein as our old 4.207% notes, which were issued on June 6, 2012 in a private offering.
We are also offering to exchange newly issued 3.984% Notes due June 15, 2016, referred to herein as our new 3.984% notes, which have been registered under the Securities Act, for our outstanding 3.984% Notes due June 15, 2016, referred to herein as our old 3.984% notes, which were also issued on June 6, 2012 in a private offering.
Each series of old notes may be tendered and will be accepted for exchange in minimum denominations of $100,000 or any amount in excess of $100,000 that is an integral multiple of $1,000, for new notes of the corresponding series having the same terms and the same denomination.
In order to be exchanged, an outstanding old note must be properly tendered and accepted. All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged. As of this date, there is $1,500,000,000 aggregate principal amount of old 4.207% notes and $1,000,000,000 aggregate principal amount of old 3.984% notes outstanding. Ford Credit will issue the new notes in exchange for validly tendered and not validly withdrawn old notes on or promptly after the expiration of the exchange offers.
Terms of the New Notes	The terms of each series of the new notes are substantially identical to the terms of the corresponding old notes, and evidence the same indebtedness, except that the new notes:
• will be registered under the Securities Act and, consequently, will be freely tradeable by persons not affiliated with us;
• will not bear any legend restricting transfer under the Securities Act;
• will not be entitled to the rights which are applicable to the old notes under the registration rights agreement entered into with respect to each such series of old notes;
• will not contain provisions relating to the payment of special interest under circumstances related to the timing of the exchange offers; and

• will bear a different CUSIP number from the corresponding series of old notes.
Resale of the New Notes	Based on an interpretation by the Staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offers may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
• you are acquiring the new notes in the ordinary course of your business;

•

you are not participating or engaged in, do not intend to participate or engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new notes issued to you; and

• you are not a broker-dealer or an "affiliate" of Ford Credit within the meaning of Rule 405 under the Securities Act.
If our understanding is inaccurate and you transfer any new note issued to you in the exchange offers without delivering a prospectus meeting the requirement of the Securities Act or without an exemption from registration of your new notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act, in connection with any resale of the new notes issued in the exchange offers. See "Plan of Distribution." By so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus for an offer to resell or other retransfer of the new notes issued to it in the exchange offers. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales. We believe that no registered holder of the outstanding old notes is an affiliate (as such term is defined in Rule 405 of the Securities Act) of ours. The exchange offers are not being made to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which the exchange offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. You should read the discussion under the heading "The Exchange Offers" for further information regarding the exchange offers and resale of the new notes.

Registration Rights Agreements	Ford Credit has undertaken the exchange offers pursuant to the terms of registration rights agreements entered into for the benefit of the holders from time to time of the old notes. The exchange offers are intended to satisfy your rights under the registration rights agreement. After the exchange offers are complete, you will no longer be entitled to any exchange or registration rights with respect to the old notes or the new notes. See "The Exchange Offers."
Consequences of Failure to Exchange Old Notes	You will continue to hold old notes that remain subject to their existing transfer restrictions if:
• you do not tender your old notes; or
• you tender your old notes and they are not accepted for exchange.
As a result of the restrictions on transfer and the reduced availability of the old notes, the old notes are likely to be much less liquid than before the exchange offers. The old notes will, after the exchange offers, bear interest at the same rate as the new notes. We will have no obligation to register the old notes after we consummate the exchange offers. See "The Exchange Offers — Consequences of Failure to Exchange."
Expiration Date	The "expiration date" for the exchange offers is 5:00 p.m., New York City time, on September 20, 2012 unless we extend it, in which case "expiration date" means the latest date and time to which the exchange offers are extended.
Accrued Interest on the New Notes and the Old Notes	Each series of the new notes will bear interest from the most recent date to which interest has been paid on the corresponding series of old notes if interest has been paid on such series, otherwise such new note will bear interest from the most recent date to which interest has been paid on the FUEL note for which such series of old notes was exchanged. Holders of outstanding old notes that are accepted for exchange will be deemed to have waived the right to receive any payment of interest on such old notes or FUEL notes, as the case may be, accrued from the last interest payment date to the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment with respect to the new notes on the next scheduled interest payment date (which will be October 15, 2012 in the case of the new 4.207% notes, and December 15, 2012 in the case of the new 3.984% notes) that they would have received with respect to the old notes had they not accepted the exchange offer.
Conditions to the Exchange Offers	The exchange offers are subject to certain customary conditions which we may waive. See "The Exchange Offers — Conditions."

Procedures for Tendering Old Notes	If you wish to exchange your old notes for new notes pursuant to the exchange offers, you must effect a tender of old notes pursuant to the procedures for book-entry transfer (or other applicable procedures) all in accordance with the instructions described in this prospectus. See "The Exchange Offers — Procedures for Tendering" and "— Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC."
Special Procedures for Beneficial Owners	If you own a beneficial interest in old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender your old notes in the exchange offers, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.
Withdrawal Rights	Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. Thereafter, tenders become irrevocable except in certain limited circumstances where additional withdrawal rights are required by law (as determined by us). See "The Exchange Offers — Withdrawal of Tenders."
Acceptance of Old Notes and Delivery of New Notes	Subject to certain conditions, any and all old notes that are validly tendered in the exchange offers prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. The new notes issued pursuant to the exchange offers will be delivered as promptly as practicable after the expiration date.
Certain U.S. Federal Income Tax Considerations	We believe that the exchange of the old notes for new notes will not constitute a taxable exchange for U.S. federal income tax purposes. For a discussion of certain U.S. federal income tax considerations relating to the exchange of old notes for new notes and the purchase, ownership and disposition of new notes, see "Certain U.S. Federal Income Tax Considerations."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes in the exchange offers. See "Use of Proceeds." We will pay all expenses incident to the exchange offers.
Exchange Agent	Global Bondholder Services Corporation is serving as the exchange agent. The exchange agent can be reached at 65 Broadway, Suite 404, New York, New York 10006. For more information with respect to the exchange offers, the telephone number for the exchange agent is (212) 430-3774 and the facsimile number for the exchange agent is (212) 430-3775.

 Summary Description of the New Notes

        The following is a brief summary of the terms of this offering of the new notes. For a more complete description, see "Description of the New Notes" in this prospectus.

Issuer	Ford Motor Credit Company LLC
New 4.207% Notes Offered	$1,500,000,000 aggregate principal amount of 4.207% Notes due April 15, 2016.
New 3.984% Notes Offered	$1,000,000,000 aggregate principal amount of 3.984% Notes due June 15, 2016.
Interest Payment Dates	We will pay interest on the new 4.207% notes semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2012.
We will pay interest on the new 3.984% notes semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2012.
Ranking	The new notes will be senior unsecured obligations of Ford Credit and will rank equally with all of our other unsecured and unsubordinated indebtedness.
Form and Denomination	The new notes will be issued in minimum denominations of $100,000 or any amount in excess of $100,000 that is an integral multiple of $1,000.
Covenants	The indenture governing the new notes contains the same limitation on liens that is applicable to the old notes.
Events of Default
For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the new notes, see "Description of the New Notes — Events of Default and Notice Thereof."
Listing	We do not intend to list the new notes on any securities exchange.
Governing Law	The new notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee	The Bank of New York Mellon.
Risk Factors
See "Risk Factors" and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to participate in the exchange offers.

RISK FACTORS

You should carefully consider the specific risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus before deciding to participate in the exchange offers. Some factors in this section are forward-looking statements. For a discussion of those statements and of other factors for investors to consider, see "Forward-Looking Statements."

        Certain factors that may adversely affect the business of Ford Credit and Ford are discussed in Ford Credit's periodic reports referred to in "Where You Can Find More Information," below. For example, Ford Credit's Annual Report on Form 10-K for the year ended December 31, 2011, referred to hereafter as the 2011 10-K Report, which is incorporated by reference into this prospectus, contains a discussion of significant risks regarding Ford Credit and Ford that could be relevant to your decision to participate in the exchange offers.

Risks Relating to the Exchange Offers

         Your Ability to Transfer the New Notes May be Limited by the Absence of an Active Trading Market, and There Is No Assurance That Any Active Trading Market Will Develop for the New Notes.

        The new notes will constitute new issues of securities for which there is no established trading market. We do not intend to have the new notes listed on a national securities exchange or to arrange for a quotation on any automated dealer quotation systems. The initial purchasers of the FUEL notes for which the old notes were exchanged have advised us that they intend to make a market in the new notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the new notes and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the new notes. The liquidity of any market for the new notes will depend on a number of factors, including:

  •
  the number of holders of new notes,

  •
  our operating performance and financial condition,

  •
  the market for similar securities,

  •
  the interest of securities dealers in making a market in the new notes, and

  •
  prevailing interest rates.

         You May Not Receive the New Notes in the Exchange Offers if the Exchange Offers Procedures Are Not Properly Followed.

        We will issue the new notes in exchange for your old notes only if you properly tender the old notes before expiration of the exchange offers. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offers, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.

         If You Do Not Exchange Your Old Notes, They May be Difficult to Resell.

        It may be difficult for you to sell old notes that are not exchanged in the exchange offers, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the FUEL notes, for which the old notes were mandatorily exchanged, pursuant to exemptions from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for new notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption therefrom, or in a transaction not subject to, the Securities Act and applicable state securities laws.

         The Exchange Offers Will Result in Reduced Liquidity for the Old Notes That Are Not Exchanged.

        The trading market for old notes that are not exchanged could become more limited than the existing trading market for the old notes and could cease to exist altogether due to the reduction in the principal amount of the old notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of the old notes. If a market for old notes that are not exchanged exists or develops, the old notes may trade at a discount to the price at which they would trade if the principal amount outstanding were not reduced. There can, however, be no assurance that an active market in the old notes will exist, develop or be maintained, or as to the prices at which the old notes may trade, after the exchange offers are consummated.

 FORWARD-LOOKING STATEMENTS

        Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). When used in this prospectus or in the incorporated documents, the words "anticipate," "expect," "believe," "plans" and "estimate" and similar expressions as they relate to Ford Credit or its management, are intended to identify forward-looking statements. Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation, those discussed or referenced under the heading "Risk Factors" in this prospectus and in "Item 1A — Risk Factors" and "Item 7 — Management's Discussion and Analysis of Financial Condition and Results of Operations" of Ford Credit's 2011 10-K Report and in Part 1 "Item 2 — Management's Discussion and Analysis of Financial Condition and Results of Operations" in Ford Credit's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, which are incorporated herein by reference.

        We cannot be certain that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for the years 2009-2011 for Ford Credit are included as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

WHERE YOU CAN FIND MORE INFORMATION

        You can learn more about the financial results of Ford Credit by reading the annual, quarterly and current reports and other information Ford Credit files with the Securities and Exchange Commission, referred to hereafter as the SEC. You may read and copy any document Ford Credit files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of Ford Credit also are available to you at the SEC's web site at http://www.sec.gov.

        The SEC allows Ford Credit to incorporate by reference the information it files with the SEC, which means that Ford Credit can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that Ford Credit files later with the SEC will automatically update and supersede the previously filed information. Ford Credit incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of the new notes has been completed:

  •
  Annual Report of Ford Credit on Form 10-K for the year ended December 31, 2011.

  •
  Quarterly Reports of Ford Credit on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012.

  •
  Current Reports of Ford Credit on Form 8-K filed in 2012 on January 4, January 9, January 17, January 27, February 2, February 3, February 24, March 2, April 3, April 4, April 27, May 2, May 4, May 15, June 1, June 12, June 28, July 3, July 25, August 1 and August 7.

        These reports include information about Ford as well as information about Ford Credit.

        You may request copies of these filings at no cost, by writing or telephoning Ford Credit's principal executive offices at the following address:

Ford Motor Credit Company LLC
One American Road
Dearborn, MI 48126
Attn: Corporate Secretary
1-800-426-2888

THE EXCHANGE OFFERS

General

        In connection with the issuance of the FUEL notes, we entered into registration rights agreements, dated April 15, 2011 with respect to the old 4.207% Notes and June 17, 2011 with respect to the old 3.984% Notes, for the benefit of the initial purchasers of the FUEL notes. This discussion of the exchange offers includes a summary of the provisions of the registration rights agreements. Except as otherwise indicated, the summary of the registration rights agreements is meant to be only a summary of the material terms and provisions of the registration rights agreements. However, this summary does not purport to be complete and is qualified in its entirety by reference to the full text of the registration rights agreements, which we have filed as Exhibits to the registration statement of which this prospectus is a part.

        Under the registration rights agreements, Ford Credit agreed to:

  •
  file with the SEC not later than 90 days after the issuance date of the old notes, a registration statement, which we refer to as the "registration statement," with respect to registered offers (the "exchange offers"), to exchange the old notes for new notes, which we refer to as the "new notes," having terms identical in all material respects to the old respective notes, except that the new notes will not contain transfer restrictions;

  •
  use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 180 days of the issuance date of the old notes; and

  •
  to complete the exchange offers within 220 days of the issuance date of the old notes.

The exchange offers being made hereby, if commenced and consummated within the time periods described above, will satisfy these requirements under the registration rights agreements.

        Upon the terms and subject to the conditions set forth in this prospectus, all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New notes will be issued in exchange for an equal principal amount of outstanding old notes accepted in the exchange offers. Old notes may be tendered only in denominations of $100,000 or any amount in excess of $100,000 that is an integral multiple of $1,000. The exchange offers are not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offers is subject to certain customary conditions as set forth herein under "— Conditions."

        The old notes were issued in exchange for the FUEL notes, Series 2011-1 and Series 2011-2 in mandatory exchanges in accordance with the terms of Unsecured Note Issuance and Exchange Agreements entered into in connection with the issuance of such FUEL notes. The FUEL notes, Series 2011-1 and Series 2011-2 were purchased by Qualified Institutional Buyers as defined in Rule 144A under the Securities Act. We arranged for the old notes to be issued and transferable in book-entry form through the facilities of The Depository Trust Company ("DTC"), acting as depositary. The new notes will be issuable and transferable in book-entry form through DTC.

        This prospectus is being sent to all registered holders as of August 21, 2012, which is the record date for purposes of the exchange offers.

        Old notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving the new notes and delivering new notes to such holders.

        Holders of old notes who tender in the exchange offers will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of old notes pursuant to the exchange offers. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offers. See "— Fees and Expenses."

        Based on interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the new notes issued pursuant to the exchange offers may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of us within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act, provided that:

  •
  such new notes are acquired in the ordinary course of business;

  •
  at the time of the commencement of the exchange offers such holder is not participating or engaged in, does not intend to participate or engage in, and has no arrangement or understanding with any person to participate in, a distribution of such new notes; and

  •
  such holder is not engaged in, and does not intend to engage in, a distribution of such new notes.

        We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offers, and we cannot assure you that the Staff of the SEC would make a similar determination with respect to the new notes as it has in such no-action letters.

        By tendering old notes in exchange for new notes, each holder represents to us that:

  •
  any new notes to be received by it will be acquired in the ordinary course of business;

  •
  it has no arrangements or understandings with any person to participate in the distribution of the old notes or new notes within the meaning of the Securities Act; and

  •
  it is not our "affiliate" as defined in Rule 405 under the Securities Act.

If such holder is a broker-dealer, it also represents that the old notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of new notes. See "Plan of Distribution." Each holder, whether or not it is a broker-dealer, also represents that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of old notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the SEC, may not be able to tender its old notes in the exchange offers and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market making activity or other trading activities, will be deemed to have acknowledged that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. See "Plan of Distribution."

        Upon consummation of the exchange offers, any old notes not tendered will remain outstanding and continue to accrue interest but holders of old notes who do not exchange their old notes for new notes in the exchange offers will no longer be entitled to registration rights and will not be able to offer or sell their old notes, unless such old notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. After the completion of the exchange offers, we will have no obligation to effect a subsequent registration of the old notes or the new notes. Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offers.

Expiration Date; Extensions; Amendments; Termination

        The expiration date for each exchange offer shall be September 20, 2012 unless we, in our sole discretion, extend one or both of the exchange offers, in which case the expiration date shall be the latest date to which such exchange offers are extended.

        If we extend the expiration date for an exchange offer, we will notify the exchange agent of any extension by oral or written notice and will notify the holders of old notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, no later than the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offers for a specified period of time.

        We reserve the right:

  •
  to delay acceptance of any old notes, to extend one or both of the exchange offers or to terminate the exchange offers and not permit acceptance of old notes not previously accepted if any of the conditions set forth under "— Conditions" shall have occurred and shall not have been waived by us prior to the expiration date, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

  •
  to amend the terms of one or both of the exchange offers in any manner deemed by us to be advantageous to the holders of the old notes.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent. If the exchange offers are amended in a manner determined by us to constitute a material change, we will disclose such amendment in a manner reasonably calculated to inform the holders of the old notes of such amendment.

        Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the exchange offers, we shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency or by describing such action in a filing by us with the SEC on Form 8-K.

Interest on the New Notes

        The new notes will accrue interest from the last interest payment date on which interest was paid on the corresponding old notes surrendered in exchange therefor if interest has been paid on such series, otherwise such new note will accrue interest from the most recent date on which interest has been paid on the FUEL note for which such series of old notes was exchanged. Holders of outstanding old notes whose old notes are accepted for exchange will be deemed to have waived the right to receive any payment of interest on such old notes or the FUEL notes, as the case may be, accrued from the last interest payment date to the date of the issuance of the new notes. Consequently, holders who exchange their old notes for new notes will receive the same interest payment with respect to the new notes on the next scheduled interest payment date (which will be October 15, 2012 in the case of the new 4.207% notes, and December 15, 2012 in the case of the new 3.984% notes) that they would have received with respect to the old notes had they not accepted the exchange offers.

Procedures for Tendering

        In order to meet the deadlines set forth in this prospectus, custodians and clearing systems may require you to act on a date prior to the expiration date, as applicable. Additionally, they may require further information in order to process all requests to tender. Holders are urged to contact their custodians and clearing systems as soon as possible to ensure compliance with their procedures and deadlines.

        If you wish to participate in the exchange offers and you beneficially own your old notes through a custodian entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your old notes pursuant to the procedures of that custodial entity. That custodial entity must then comply with the DTC's Automated Tender Offer Program ("ATOP") procedures for book-entry transfer described below on or prior to the expiration date.

        If you are a beneficial owner that holds old notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), or Clearstream Banking, société anonyme ("Clearstream") and wish to tender your old notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered old notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering old notes.

        The procedures by which you may tender or cause to be tendered old notes will depend upon the manner in which the old notes are held, as described below.

        The exchange agent and DTC have confirmed that the exchange offers are eligible for ATOP with respect to book-entry notes held through DTC. An agent's message in lieu of a letter of transmittal must be transmitted to and received by the exchange agent on or prior to the expiration date at its address listed under "— Exchange Agent." Old notes will not be deemed to have been tendered until the agent's message is received by the exchange agent.

        No guaranteed delivery procedures are provided in order to tender your old notes in the exchange offers. To validly tender your old notes, the old notes must be received by the exchange agent prior to the expiration date.

        No alternative, conditional, irregular or contingent tenders will be accepted. By tendering their old notes, the tendering holders of old notes waive any right to receive any notice of the acceptance for exchange of their old notes.

        The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein. Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.

        Only a holder of old notes may tender such old notes in the exchange offers. The term "holder" with respect to the exchange offers means any person in whose name old notes are registered or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver such old notes by book-entry transfer at DTC.

        Any beneficial holder whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, either make appropriate arrangements to register ownership of the old notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted, would, in our opinion, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived.

        In addition, we reserve the right, in our sole discretion, subject to the provisions of the indenture pursuant to which the notes are issued:

  •
  to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date or as described under "— Conditions;"

  •
  to terminate the exchange offers; and

  •
  to the extent permitted under applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers could differ from the terms of the exchange offers.

Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC

        The exchange agent has established an account with respect to the old notes at DTC for purposes of the exchange offers. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

        If you wish to tender old notes held on your behalf by a nominee with DTC, you must:

  •
  inform your nominee of your interest in tendering your old notes pursuant to the exchange offers; and

  •
  instruct your nominee to tender all old notes you wish to be tendered in the exchange offers into the exchange agent's account at DTC prior to the expiration date.

        Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender old notes that are held through DTC by effecting a book-entry transfer of old notes to be tendered in the exchange offers into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offers through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent. An "agent's message" is a message, transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC, which we refer to as a "participant," tendering old notes that such participant has received, and agrees to be bound by, the terms and conditions of the exchange offers as set forth in the prospectus and that Ford Credit may enforce such agreement against such participant. Holders tendering their old notes through DTC's ATOP procedures must provide any necessary representation and any other relevant information to the exchange agent, electronically or otherwise, in order to receive the consideration applicable to the exchange offers. A letter of transmittal need not accompany tenders effected through ATOP and no letter of transmittal has been provided in connection with the exchange offers.

Withdrawal of Tenders

        Tenders of old notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on the applicable expiration date, but thereafter are irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by us).

        For a withdrawal of a tender to be effective, a properly transmitted "request message" through ATOP must be received by the exchange agent prior to the withdrawal date at its address listed under "— Exchange Agent." Any such request message must:

  (1)
  specify the name of the tendering holder of old notes;

  (2)
  bear a description of the old notes to be withdrawn;

  (3)
  specify the aggregate principal amount represented by those old notes;

  (4)
  specify the name and number of the account at DTC, Euroclear or Clearstream to be credited with the withdrawn old notes; and

  (5)
  be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those old notes.

        Withdrawal of tenders of old notes may not be rescinded, and any old notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offers. Validly withdrawn old notes may, however, be retendered by again following one of the procedures described in "— Procedures for Tendering" on or prior to the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offers, all old notes validly tendered and not withdrawn will be accepted as promptly as practicable after the expiration date, and the new notes will be issued as promptly as practicable after acceptance of the old notes. See "— Conditions." For purposes of the exchange offers, old notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent. For each old note accepted for exchange, the holder of such old note will receive a corresponding new note having a principal amount equal to that of the surrendered old note.

        In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of such old notes into the exchange agent's account at DTC.

        If any tendered old notes are not accepted for any reason described in the terms and conditions of the exchange offers, such unaccepted or such nonexchanged old notes will be credited to an account maintained with DTC after the expiration or termination of the exchange offers.

Conditions

        Notwithstanding any other provision of the exchange offers, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offers if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that the exchange offers violate applicable law, any applicable interpretation of the Staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

        The foregoing condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Such condition must be satisfied or waived by us, as applicable, at or before the expiration of the exchange offers.

        In addition, we will not accept for exchange any old notes tendered, and no notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to use our reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time.

Exchange Agent

        Global Bondholder Services Corporation has been appointed as the exchange agent for the exchange offers. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus, should be directed to the exchange agent addressed as follows:

By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:

  Global Bondholder Services Corporation
  65 Broadway
  Suite 404
  New York, New York 10006

By Facsimile Transmission (For Eligible Institutions only):

  (212) 430-3775/3779

For Information:

  (212) 430-3774

        Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

        Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

        The expenses of soliciting tenders pursuant to the exchange offers will be borne by us. The principal solicitation for tenders pursuant to the exchange offers is being made by mail; however, additional solicitations may be made by other media or in person by our agents, officers and regular employees.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes, and in handling or forwarding tenders for exchange.

        The expenses to be incurred by us in connection with the exchange offers will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses and are estimated in the aggregate to be $350,000.

        We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offers. If, however, new notes or old notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offers, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted upon tender of the notes, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offers.

Consequences of Failure to Exchange

        Holders of old notes who do not exchange their old notes for new notes pursuant to the exchange offers will continue to be subject to the restrictions on transfer of such old notes as set forth in the legend thereon as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities

Act and applicable state securities laws. The old notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. As a result of the restrictions on transfer and the availability of the notes, the old notes are likely to be much less liquid than before the exchange offers. The old notes will, after the exchange offers, bear interest at the same rate as the new notes. We do not currently anticipate that we will register the old notes under the Securities Act. To the extent that old notes are tendered and accepted in the exchange offers, the trading market for untendered and tendered but unaccepted old notes could be adversely affected.

DESCRIPTION OF THE NEW NOTES

        Provided below is a description of the specific terms of the new notes. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture (as defined below), including the definitions of terms in the indenture. When used in this section, the terms "Ford Credit," "we," "our" and "us" refer solely to Ford Motor Credit Company LLC and not to its consolidated subsidiaries unless the context otherwise requires.

General

        On April 15, 2011, FUEL Trust issued its FUEL notes, Series 2011-1 (the "Series 2011-1 FUEL Notes"). On June 17, 2011, FUEL Trust issued its FUEL notes, Series 2011-2 (the "Series 2011-2 FUEL Notes" and, together with the Series 2011-1 FUEL Notes, the "FUEL notes"). At the time the FUEL notes were issued, Ford Credit entered into Unsecured Note Issuance and Exchange Agreements with the initial purchasers of each series of the FUEL notes, which required Ford Credit to issue the old notes in exchange for the FUEL notes upon the occurrence of certain credit rating events.

        On June 6, 2012, Ford Credit issued $1,500,000,000 aggregate principal amount of old 4.207% notes and $1,000,000,000 aggregate principal amount of old 3.984% notes in mandatory exchanges for Series 2011-1 FUEL Notes and Series 2011-2 FUEL Notes, respectively, pursuant to the terms of the Unsecured Note Issuance and Exchange Agreements. Pursuant to this prospectus, Ford Credit is offering to exchange its old 4.207% notes for newly issued new 4.207% notes and to exchange its old 3.984% notes for newly issued new 3.984% notes.

        The form and terms of each series of the new notes are substantially identical to the terms of the corresponding series of old notes, except that each series of the new notes:

  •
  will be registered under the Securities Act, and, consequently, will be freely tradeable by persons not affiliated with us;

  •
  will not bear any legend restricting transfer under the Securities Act;

  •
  will not be entitled to the rights which are applicable to the old notes under the registration rights agreements;

  •
  will not contain provisions relating to the payment of special interest under circumstances related to the timing of the exchange offers; and

  •
  will bear a different CUSIP number from the corresponding old notes.

        We will issue the new notes under an Indenture, dated as of February 1, 1985, as supplemented, between us and The Bank of New York Mellon as successor to Manufacturers Hanover Trust Company, as trustee (the "trustee"). The Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended. The Indenture may be supplemented further from time to time.

        The Indenture is a contract between us and The Bank of New York Mellon acting as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if an "event of default" described below occurs. Second, the trustee performs certain administrative duties for us.

        The Indenture is summarized below. Because this discussion is a summary, it does not contain all of the information that may be important to you. A copy of the Indenture is available upon request to us at our address given under "Where You Can Find More Information," and we suggest that you read those parts of the Indenture that are important to you because it, and not this description, defines your rights as holders of the new notes. You especially need to read the Indenture to get a complete understanding of your rights and our obligations under the covenants described below under "— Limitation on Liens" and "— Merger and Consolidation." Throughout the summary we have included parenthetical references to the Indenture so that you can easily locate the provisions being discussed.

        The Indenture does not limit the amount of debt securities that may be issued under it. Therefore, we may issue additional debt securities in one or more series under the Indenture. The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

        The new 4.207% notes will be issued in the aggregate outstanding principal amount of $1,500,000,000, which will equal the outstanding principal amount of the old 4.207% notes as of the issuance date, will be unsecured obligations of Ford Credit and will mature on April 15, 2016 (the "4.207% Notes Maturity Date").

        The new 3.984% notes will be issued in the aggregate outstanding principal amount of $1,000,000,000, which will equal the outstanding principal amount of the old 3.984% notes as of the issuance date, will be unsecured obligations of Ford Credit and will mature on June 15, 2016 (the "3.984% Notes Maturity Date" and, together with the 4.207% Notes Maturity Date, the "Maturity Dates").

        The new notes will rank equally with Ford Credit's other unsecured and unsubordinated indebtedness (parent company only).

        The new notes are not subject to redemption prior to maturity.

        Ford Credit may, from time to time, without the consent of either the holders of the new 4.207% notes or the new 3.984% notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as either the new 4.207% notes or the new 3.984% notes. Any such additional notes will, together with the respective series of new notes, constitute a single series of debt securities under the Indenture. No additional notes may be issued if an Event of Default has occurred with respect to the new notes.

        Principal of and interest on the new notes will be paid by us in immediately available funds. The new notes will be denominated in U.S. dollars and all payments on the new notes will be made in U.S. dollars.

Interest Payments

  New 4.207% Notes

        The new 4.207% notes will bear interest from the most recent interest payment date of the old 4.207% notes to which interest has been paid if such interest has been paid on the old 4.207% notes, otherwise, the new 4.207% notes will bear interest from the interest payment date of the Series 2011-1 FUEL Notes next preceding the issuance date of the old 4.207% notes (i.e., April 15, 2012), at the rate of 4.207% per annum. As a result, no accrued and unpaid interest on old 4.207% notes that are exchanged for new 4.207% notes will be payable on such old 4.207% notes, but instead will be payable on the new 4.207% notes for which they are exchanged. Interest on the new 4.207% notes will be payable in arrears on April 15 and October 15 of each year (each such day, a "New 4.207% Notes Interest Payment Date"), beginning with the first such date to occur after the issuance date of the new 4.207% notes, to the persons in whose names the new 4.207% notes were registered at the close of business on the 15th day preceding the New 4.207% Notes Interest Payment Date (whether or not a Business Day, as defined below), subject to certain exceptions.

        The interest payment on a new 4.207% note for each New 4.207% Notes Payment Date or the 4.207% Notes Maturity Date, as the case may be, will include interest accrued from the last New 4.207% Notes Interest Payment Date, which, in the case of the first interest payment date on the new 4.207% notes, will be the last interest payment date for the old 4.207% notes unless no such payment has yet been made on such old 4.207% notes, in which case, it will be the last interest payment date for the Series 2011-1 FUEL Notes that occurred on or before the issuance date of the old 4.207% notes, to but excluding such New 4.207% Notes Interest Payment Date or the 4.207% Notes Maturity Date, as applicable (each such period, a "New 4.207% Notes Interest Period"). If the 4.207% Notes Maturity Date or a New 4.207% Notes Interest Payment Date is not a Business Day, then the principal and interest, as applicable, for that new 4.207% note will be paid on the next Business Day, and no additional interest will accrue from and after the 4.207% Notes Maturity Date or such New 4.207% Notes Interest Payment Date, as applicable.

        As used in this prospectus, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

        Interest on the new 4.207% notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  New 3.984% Notes

        The new 3.984% notes will bear interest from the most recent interest payment date of the old 3.984% notes to which interest has been paid (i.e., June 15, 2012) at the rate of 3.984% per annum. As a result, no accrued and unpaid interest on old 3.984% notes that are exchanged for new 3.984% notes will be payable on such old 3.984% notes, but instead will be payable on the new 3.984% notes for which they are exchanged. Interest on the new 3.984% notes will be payable in arrears on June 15 and December 15 of each year (each such day, a "New 3.984% Notes Interest Payment Date"), beginning with the first such date to occur after the issuance date of the new 3.984% notes, to the persons in whose names the new 3.984% notes were registered at the close of business on the 15th day preceding the New 3.984% Notes Interest Payment Date (whether or not a Business Day), subject to certain exceptions.

        The interest payment on a new 3.984% note for each New 3.984% Notes Interest Payment Date or the 3.984% Notes Maturity Date, as the case may be, will include interest accrued from the last New 3.984% Notes Interest Payment Date, which, in the case of the first interest payment date on the new 3.984% notes, will be the last interest payment date for the old 3.984% notes, to but excluding such New 3.984% Notes Interest Payment Date or the 3.984% Notes Maturity Date, as applicable (each such period, a "New 3.984% Notes Interest Period"). If the 3.984% Notes Maturity Date or a New 3.984% Notes Interest Payment Date is not a Business Day, then the principal and interest, as applicable, for that new 3.984% note will be paid on the next Business Day, and no additional interest will accrue from and after the 3.984% Notes Maturity Date or such New 3.984% Notes Interest Payment Date, as applicable.

        Interest on the new 3.984% notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Book-Entry Delivery

        Each series of the new notes will be issued in the form of one or more fully registered global securities (each a "Global Security") which will be deposited with, or on behalf of, DTC, New York, New York and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers (which may include the underwriters of the senior notes), banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is owned by the users of its regulated subsidiaries. Access to DTC's book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Investors may elect to hold interests in the Global Securities through either DTC (in the United States), or Clearstream or Euroclear if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        We expect that under procedures established by DTC:

  •
  upon deposit of the Global Securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the exchange agent with portions of the principal amounts of the Global Securities; and

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  ownership of the new notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        Although DTC has agreed to the procedures described herein in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        So long as DTC or its nominee is the registered owner of a Global Security, DTC or that nominee will be considered the sole owner or holder of the new notes represented by that Global

Security for all purposes under the Indenture and under the new notes. Except as otherwise provided, owners of beneficial interests in a Global Security will not be entitled to have new notes represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated new notes and will not be considered the owners or holders thereof under the Indenture or under the new notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the applicable indenture or a global note.

        Under the terms of the Indenture, we and the trustee will treat the persons in whose names the new notes, including the Global Securities, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, nor any agent of ours or the trustee's has or will have any responsibility or liability for:

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  any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the Global Securities or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Securities; or

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  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the new notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the new notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the new notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the new notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

        This description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We and the trustee take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

Denominations

        The authorized denominations of the new notes will be $100,000 or any amount in excess of $100,000 that is an integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of the new notes, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with the transaction.

Registration, Transfer and Exchange

        We appointed the trustee as securities registrar for the purpose of registering the new notes and transfers and exchanges of the new notes and, subject to the terms of the Indenture, the new notes may be presented for registration of transfer and exchange at the offices of the trustee.

Limitation on Liens

        If Ford Credit or any Restricted Subsidiary (as defined in the Indenture) pledges or otherwise subjects to any lien (as defined in the Indenture as a "Mortgage") any of its property or assets, Ford Credit will secure or cause such Restricted Subsidiary to secure the new notes equally and ratably with (or prior to) the indebtedness secured by such Mortgage. This restriction does not apply to Mortgages securing such indebtedness which do not exceed $5 million in the aggregate at any one time outstanding and does not apply to:

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  certain Mortgages created or incurred to secure financing of the export or marketing of goods outside the United States,

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  Mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States,

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  Mortgages in favor of Ford Credit or any Restricted Subsidiary,

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  Mortgages in favor of governmental bodies to secure progress, advance or other payments, or deposits with any governmental body required in connection with the business of Ford Credit or a Restricted Subsidiary,

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  deposits made in connection with pending litigation,

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  Mortgages existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and certain purchase money Mortgages, and

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  any extension, renewal or replacement of any Mortgage or Mortgages referred to in the foregoing clauses, inclusive. (Section 10.04.)

Merger and Consolidation

        The Indenture provides that no consolidation or merger of Ford Credit with or into any other corporation will be permitted, and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation, if, as a result, any asset of Ford Credit or a Restricted Subsidiary would become subject to a Mortgage, unless the new notes are equally and ratably secured with (or prior to) the indebtedness secured by such Mortgage, or unless such Mortgage could be created pursuant to Section 10.04 (see "— Limitation on Liens" above) without equally and ratably securing the unsecured notes. (Section 8.03.)

Events of Default and Notice Thereof

        The Indenture defines an "event of default" as being any one of the following events:

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  failure to pay interest for 30 days after becoming due;

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  failure to pay principal or any premium for five business days after becoming due;

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  failure to make a sinking fund payment for five days after becoming due;

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  failure to perform any other covenant applicable to the debt securities for 90 days after notice; and

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  certain events of bankruptcy, insolvency or reorganization.

        An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under the Indenture. (Section 5.01.)

        If an event of default occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the series may declare the entire principal amount (or, if they are original issue discount securities (as defined in the Indenture), the portion of the principal amount as specified in the terms of such series) of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the total principal amount of the debt securities of that series can void the declaration. (Section 5.02.)

        The Indenture provides that within 90 days after default under a series of debt securities, the trustee will give the holders of that series notice of all uncured defaults known to it. (The term "default" includes the events specified above without regard to any period of grace or requirement of notice.) The trustee may withhold notice of any default (except a default in the payment of principal, interest or any premium) if it believes that it is in the interest of the holders. (Section 6.02.)

        Annually, Ford Credit must send to the trustee a certificate describing any existing defaults under the Indenture. (Section 10.05.)

        Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable protection from expenses and liability. (Section 6.01.) If they provide this reasonable indemnification, the holders of a majority of the total principal amount of any series of debt securities may direct the trustee how to act under the Indenture. (Section 5.12.)

Modification of the Indenture

        With certain exceptions, Ford Credit's rights and obligations and your rights under a particular series of debt securities may be modified with the consent of the holders of not less than two-thirds of the total principal amount of those debt securities. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against you without your consent. (Section 9.02.)

Concerning the Trustee

        The Bank of New York Mellon is the trustee under the Indenture relating to the new notes and for certain of our outstanding notes. The Bank of New York Mellon has, and certain of its affiliates may from time to time have, banking relationships with us and certain of our affiliates.

        The trustee under the Indenture relating to the new notes may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, as amended, which we refer to as the "Trust Indenture Act," upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

Governing Law

        New York law governs the Indenture and will govern the new notes, without regard to its conflicts of law principles.

USE OF PROCEEDS

        Ford Credit will not receive any cash proceeds from the exchange offers. Ford Credit will pay all fees and expenses related to the exchange offers. Any old notes that are validly tendered and accepted for exchange pursuant to the exchange offers will be retired and cancelled upon exchange.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the expected material U.S. federal income tax consequences of the acquisition of new notes pursuant to the exchange offers and the ownership and disposition of the new notes acquired pursuant to the exchange offers. The statements of law and legal conclusions contained in this summary are based upon the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. We have not received, nor will we receive, any rulings from the Internal Revenue Service (the "IRS") with respect to any of the matters summarized in this discussion. Therefore, there is no assurance that the IRS or a court would agree with the advice of our counsel, upon which this summary is based. Moreover, there is no assurance that such counsel's advice will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the IRS.

        The following does not consider the tax consequences of the receipt of the new notes pursuant to the exchange offers under state, local and foreign law. Moreover, except as otherwise explicitly noted, this discussion does not describe the special considerations that may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, partnerships or other pass-through entities, tax-exempt organizations, investment companies, and other special status taxpayers (e.g., persons holding the old notes or the new notes as part of a "straddle," "hedge" or "conversion transaction"). The discussion deals only with old notes and new notes held as "capital assets" within the meaning of Section 1221 of the Code.

        HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF AN EXCHANGE OF OLD NOTES FOR NEW NOTES PURSUANT TO THE EXCHANGE OFFERS AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding old notes should consult its tax advisor regarding the tax consequences of the exchange offers to such partner.

        We believe that the new notes should be treated as indebtedness for U.S. federal income tax purposes, and the discussion below is consistent with this view.

Tax Consequences of the Exchange of Notes

        The exchange of the old notes for the new notes will not constitute a taxable exchange. As a result, (1) an exchanging holder will not recognize taxable gain or loss as a result of such exchange, (2) the holding period of the new notes received will include the holding period of the old notes exchanged therefor, and (3) the exchanging holder's adjusted tax basis of the new notes received will be the same as the adjusted tax basis of the old notes exchanged therefor immediately before such exchange. Holders should consult their tax advisors regarding the potential U.S. federal income tax consequences of the exchange of the old notes for new notes.

Tax Consequences to U.S. Holders

        For purposes of the following discussion, a "U.S. Holder" means a beneficial owner of the old notes or new notes exchanged therefor that for U.S. federal income tax purposes is (i) an individual citizen or resident of the United States, (ii) a corporation or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) in general, a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

  Payments of Stated Interest

        Interest on the new notes will generally be taxable to a U.S. Holder as ordinary interest income at the time any such interest accrues or is received in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

  Sale, Exchange, Redemption or Other Disposition of the New Notes

        Upon the disposition of a new note by sale, exchange, redemption or otherwise, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not previously recognized as income, which will be treated as ordinary interest income) and (ii) the U.S. Holder's adjusted tax basis in the note. Any capital gain or loss will be long-term capital gain or loss if the holder's holding period for U.S. federal income tax purposes exceeds one year. U.S. Holders should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain non-corporate taxpayers) and losses (the deductibility of which is subject to certain limitations).

Tax Consequences to Non-U.S. Holders

        As used herein, the term "non-U.S. Holder" means a holder of old notes or new notes exchanged therefor that is neither a U.S. Holder as defined above nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

  Interest on the New Notes

        Subject to the discussion of backup withholding below:

          (i)    payments of principal and interest on a new note that is beneficially owned by a non-U.S. Holder will not be subject to U.S. federal withholding tax; provided that, in the case of interest, (x) (a) such non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of ownership interests of Ford Credit entitled to vote, (b) such non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to Ford Credit through stock ownership, and (c) either (A) such non-U.S. Holder certifies to the person otherwise required to withhold U.S. federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the new note, certifies to the person otherwise required to withhold U.S. federal income tax from such interest, under penalties of perjury, that such statement has been received from such non-U.S. Holder by it or by a financial institution between it and such non-U.S. Holder and furnishes the payor with a copy thereof; (y) such non-U.S. Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. federal withholding tax and such non-U.S. Holder or its agent provides an IRS Form W-8BEN claiming the exemption; or (z) such non-U.S. Holder conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the new note or such owner's agent provides an IRS Form W-8ECI; provided that, in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold U.S. federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false,

          (ii)    a non-U.S. Holder person will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange or redemption of a new note unless the gain is effectively connected with the beneficial owner's trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or redemption occurs and certain other conditions are met, and

          (iii)   a new note owned by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of ownership interests of Ford Credit entitled to vote and the income on the new note would not have been effectively connected with a United States trade or business of the individual.

        Interest on a new note that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. Holder, although exempt from U.S. federal withholding tax, may be subject to U.S. federal income tax as if such interest was earned by a U.S. Holder person. In addition, a corporate non-U.S. Holder may be subject to branch profits tax at a rate of 30% (or such lower rate provided by an applicable income tax treaty) of its annual earnings and profits that are so effectively connected, subject to specific adjustments.

Backup Withholding and Information Reporting

        In general, information reporting requirements will apply to certain payments of principal and interest made on a new note and the proceeds of the sale of a new note within the United States to a non-corporate U.S. Holder, and "backup withholding" will apply to such payments if such holder fails to provide an accurate taxpayer identification number in the manner required or to report all interest and dividends required to be shown on its U.S. federal income tax returns.

        Information reporting on IRS Form 1099 and backup withholding will not apply to payments made by Ford Credit or a paying agent to a non-U.S. Holder on a new note if, in the case of interest, the IRS Form described in clause (y) or (z) in paragraph (i) under "— Tax Consequences to Non-U.S. Holders" has been provided under applicable procedures, or, in the case of interest or principal, the certification described in clause (x)(c) in paragraph (i) under "— Tax Consequences to Non-U.S. Holders" and a certification that the beneficial owner satisfies certain other conditions have been supplied under applicable procedures, provided that the payor does not have actual knowledge that the certifications are incorrect.

        Payments of the proceeds from the sale of a new note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, a foreign partnership with specific connections to the United States, or a United States branch of a foreign bank or foreign insurance company, information reporting may apply to such payments. Payments of the proceeds from the sale of a new note to or through the United States office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is a non-United States person and that it satisfies certain other conditions or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not a separate tax, but is allowed as a refund or credit against the holder's U.S. federal income tax, provided the necessary information is timely furnished to the IRS.

        Interest on a new note that is beneficially owned by a non-U.S. Holder will be reported annually on IRS Form 1042-S, which will be filed with the IRS and furnished to such holder.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, beginning on the expiration date and ending at the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offers other than commissions or concessions of any brokers or dealers and will indemnify the holders of the FUEL notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable.

 LEGAL OPINION

        The legality of the new notes will be passed upon by Corey M. MacGillivray, who is an Assistant Secretary of Ford Credit. Mr. MacGillivray owns common stock of Ford Motor Company and options to purchase Ford common stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of Ford Motor Credit Company LLC for the six month periods ended June 30, 2012 and 2011 and the three month periods ended March 31, 2012 and 2011, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated August 3, 2012 and May 4, 2012, incorporated by reference in this prospectus, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited consolidated financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

Ford Motor Credit Company LLC

Offer to Exchange

Offer to Exchange up to $1,500,000,000 Aggregate Principal Amount of Newly Issued 4.207% Notes due 2016	Offer to Exchange up to $1,000,000,000 Aggregate Principal Amount of Newly Issued 3.984% Notes due 2016
For	For
a Like Principal Amount of Outstanding Restricted 4.207% Notes due 2016 Issued on June 6, 2012	a Like Principal Amount of Outstanding Restricted 3.984% Notes due 2016 Issued on June 6, 2012

PROSPECTUS

August 21, 2012

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Section 18-108 of the Delaware Limited Liability Company Act provides as follows:

  18-108 Indemnification.

          Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

  Article 10 of the Limited Liability Company Agreement of Ford Credit provides as follows:

ARTICLE 10

Liability and Indemnification

        10.1 Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Shareholder, Director or officer of the Company will be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder, Director and/or officer.

        10.2 Directors' Standard of Care. Each Director of the Company will be deemed to owe to the Company and its Shareholders all of the fiduciary duties that a director of a corporation formed under the DGCL would owe to such corporation and its stockholders. Notwithstanding the previous sentence, however, a Director of the Company will not be personally liable to the Company or any Shareholder for monetary damages for breach of fiduciary duty as a Director, except for liability for: (a) any breach of the Director's duty of loyalty to the Company or its Shareholders; (b) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (c) voting for or consenting to a distribution to a Shareholder in violation of Section 18-607 of the Act; or (d) any transaction from which the Director derived an improper personal benefit.

        10.3 Indemnification of Directors, Officers, Employees and Agents. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Shareholder, Director, or officer of the Company or any Affiliate of the Company (as defined below) and any officer, director, stockholder, partner, employee, representative or agent of any such Shareholder, Director or officer (each, a "Covered Person") and each former Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts (including any investigation, legal and other reasonable expenses) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person or former Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or that relates to or arises out of the Company or its formation, operation, dissolution or termination or its property, business or affairs. The Company may indemnify any employee, representative or agent of the Company when, as and if determined by the Board of Directors, to the same extent as provided to Covered Persons pursuant to this Section 10.3. A Covered Person or former Covered Person will not be entitled to indemnification under this Section 10.3 with respect to (a) any Claim that a court of competent jurisdiction has determined results from (i) any breach of such Covered Person's duty of loyalty to the Company or its Shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) voting for or consenting to a distribution to a Shareholder in violation of Section 18-607 of the Act, or (iv) any transaction from which such Covered Person derived an improper personal benefit or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person's rights to indemnification under this Agreement or (ii) was authorized or consented to by the Board. For purposes of this Section 10.3, "Affiliate of the Company" means any person or entity controlling, controlled by or under common control with the Company. For the purposes of this definition, "control" of a person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        10.4 Survival. The indemnities under this Article 10 will survive dissolution or termination of the Company.

        10.5 Claim Against Company. Each Covered Person or former Covered Person will have a claim against the property and assets of the Company for payment of any indemnity amounts due under this Agreement, which amounts will be paid or properly reserved for prior to the making of distributions by the Company to Shareholders.

        10.6 Advancement of Expenses. Expenses incurred by a Covered Person or former Covered Person in defending any Claim will be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person or former Covered Person to repay such amount if it is ultimately determined that such Covered Person or former Covered Person is not entitled to be indemnified by the Company as authorized by this Article 10.

        10.7 Repeal or Modification. Any repeal or modification of this Article 10 will not adversely affect any rights of such Covered Person or former Covered Person pursuant to this Article 10, including the right to indemnification and to the advancement of expenses of a Covered Person or former Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

        10.8 Rights Not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article 10 will not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Directors or otherwise.

        10.9 Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Agreement or the Act.

        In addition to the indemnification provisions in Article 10 of Ford Credit's Limited Liability Company Agreement, the indemnification provisions contained in Ford Motor Company's ("Ford's") Restated Certification of Incorporation are applicable to directors, officers and employees of Ford Credit who serve as such at the request of Ford. Ford's Restated Certificate of Incorporation provides that such directors, officers and employees shall be entitled to indemnification to the fullest extent allowed by law.

        Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

        Paragraph XXVI (formerly Paragraph XXIV) of Ford's Savings and Stock Investment Plan provides as follows with respect to the members of the Savings and Stock Investment Plan Committee:

          No member of the Committee or alternate for a member or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his own bad faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or hold him harmless.

        Pursuant to the Underwriting Agreements relating to its underwritten offerings of securities, the underwriters have agreed to indemnify Ford Credit, each officer and director of Ford Credit and each person, if any, who controls Ford Credit within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act. The Sales Agency Agreements and the Purchase Agreements filed as Exhibits to, or incorporated by reference in, Ford Credit's Registration Statements relating to its offerings of medium-term notes, provide for similar indemnification by the Agents named therein.

        Ford Credit is insured for liabilities it may incur pursuant to Article 10 of its Limited Liability Company Agreement relating to the indemnification of its shareholders, directors or officers. In addition, the shareholders, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit's Limited Liability Company Agreement. The premium for both insurance coverages is paid by Ford.

        Pursuant to Paragraph X of the Ford Interest Advantage Floating Rate Demand Note Program (the "Program") each member and alternate or a member of the Program Committee and each officer and director of each Participating Company is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Program.

        Pursuant to Paragraph VIII of the Ford Interest Advantage Floating Rate Demand Note Plan (the "Plan") each member and alternate member of the Plan Committee and each officer, director and employee of Ford Credit is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Plan.

        Pursuant to Paragraph VIII of the Ford Interest Advantage Terms and Conditions (the "Terms and Conditions") each member and alternate member of the Ford Interest Advantage Committee and each officer, director and employee of Ford Credit is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Terms and Conditions.

Item 21. Exhibits.

Exhibit No.	Description
Exhibit 3-A	Certificate of Formation of Ford Motor Credit Company LLC. Filed as Exhibit 99.3 to Ford Motor Credit Company LLC Current Report on Form 8-K dated May 1, 2007 and incorporated herein by reference. File No. 1-6368.
Exhibit 3-B	Limited Liability Company Agreement of Ford Motor Credit Company LLC dated as of April 30, 2007. Filed as Exhibit 99.4 to Ford Motor Credit Company LLC Current Report on Form 8-K dated May 1, 2007 and incorporated herein by reference. File No. 1-6368.
Exhibit 4-A	Indenture dated as of February 1, 1985 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-A to Registration Statement No. 2-95568 and incorporated herein by reference.
Exhibit 4-B	Forms of debt securities are included in Exhibit 4-B to Registration Statement No. 33-41060 and in Exhibits 4-F, 4-G and 4-I to this Registration Statement. Any additional form or forms of debt security will be filed with the SEC.
Exhibit 4-C	First Supplemental Indenture dated as of April 1, 1986 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-B to Ford Credit's Current Report on Form 8-K dated April 29, 1986 and incorporated herein by reference.

Exhibit No.	Description
Exhibit 4-D	Second Supplemental Indenture dated as of September 1, 1986 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-B to Ford Credit's Current Report on Form 8-K dated August 28, 1986 and incorporated herein by reference.
Exhibit 4-E	Third Supplemental Indenture dated as of March 15, 1987 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-E to Registration Statement No. 33-12928 and incorporated herein by reference.
Exhibit 4-F	Fourth Supplemental Indenture dated as of April 15, 1988 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-F to Post-Effective Amendment No. 1 to Registration Statement No. 33-20081 and incorporated herein by reference.
Exhibit 4-G	Fifth Supplemental Indenture dated as of September 1, 1990 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-G to Registration Statement No. 33-41060 and incorporated herein by reference.
Exhibit 4-H	Sixth Supplemental Indenture dated as of June 1, 1998 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company relating to the debt securities, filed as Exhibit 4.1 to Ford Credit's Current Report on Form 8-K dated June 15, 1998 and incorporated herein by reference.
Exhibit 4-I	Seventh Supplemental Indenture dated as of January 15, 2002 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-I to Registration Statement No. 333-75234 and incorporated herein by reference.
Exhibit 4-J	Eighth Supplemental Indenture dated as of June 5, 2006 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company relating to debt securities filed as Exhibit 4 to Ford Credit's Current Report on Form 8-K dated May 25, 2006 and incorporated herein by reference.
Exhibit 4-K*	Registration Rights Agreement dated April 15, 2011 between Ford Credit and the initial purchasers of the FUEL Notes, Series 2011-1.
Exhibit 4-L*	Registration Rights Agreement dated June 17, 2011 between Ford Credit and the initial purchasers of the FUEL Notes, Series 2011-2.
Exhibit 5*	Opinion of Corey M. MacGillivray, Assistant Secretary of Ford Credit, as to the legality of the securities registered hereunder.
Exhibit 12	Calculation of Ratios of Earnings to Fixed Charges of Ford Credit. Filed as Exhibit 12 to Ford Credit's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and incorporated herein by reference.
Exhibit 15*	Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information.
Exhibit 23-A*	Consent of PricewaterhouseCoopers LLP.
Exhibit 23-B*	Consent of Corey M. MacGillivray is contained in his opinion filed as Exhibit 5 to this Registration Statement.
Exhibit 24*	Powers of Attorney — Ford Motor Credit Company.
Exhibit 25*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee for the senior debt securities and subordinated debt securities.

*
Previously filed.

 Item 21(B). Financial Statements Schedules.

        All financial statement schedules of Ford Credit which are required to be included herein, if any, are included in Ford Credit's 2011 10-K Report which is incorporated herein by reference.

Item 22. Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than a registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the exchange offers required to be filed pursuant to Rule 424;

          (ii)    Any free writing prospectus relating to the exchange offers prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)   The portion of any other free writing prospectus relating to the exchange offers containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ford Credit or Ford of expenses incurred or paid by a director, officer or controlling person of Ford Credit or Ford in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dearborn, state of Michigan, on the 14th day of August, 2012.

FORD MOTOR CREDIT COMPANY LLC
By:	/s/ Michael E. Bannister (Michael E. Bannister) Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ MICHAEL E. BANNISTER (Michael E. Bannister)		Chairman of the Board, Chief Executive Officer, and Director (principal executive officer)	August 14, 2012
/s/ MICHAEL L. SENESKI (Michael L. Seneski)		Executive Vice President, Chief Financial Officer, Treasurer and Director (principal financial and accounting officer)	August 14, 2012
STUART J. ROWLEY* (Stuart J. Rowley)		Director and Audit Committee Member	August 14, 2012
ROBERT L. SHANKS* (Robert L. Shanks)		Director and Audit Committee Member	August 14, 2012
NEIL M. SCHLOSS* (Neil M. Schloss)		Director and Audit Committee Member	August 14, 2012
JOY N. FALOTICO* (Joy N. Falotico)		Director	August 14, 2012
BERNARD B. SILVERSTONE* (Bernard B. Silverstone)		Director	August 14, 2012
*By:	/s/ COREY M. MACGILLIVRAY (Corey M. MacGillivray) Attorney-in-Fact		August 14, 2012

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3-A	Certificate of Formation of Ford Motor Credit Company LLC. Filed as Exhibit 99.3 to Ford Motor Credit Company LLC Current Report on Form 8-K dated May 1, 2007 and incorporated herein by reference. File No. 1-6368.
Exhibit 3-B	Limited Liability Company Agreement of Ford Motor Credit Company LLC dated as of April 30, 2007. Filed as Exhibit 99.4 to Ford Motor Credit Company LLC Current Report on Form 8-K dated May 1, 2007 and incorporated herein by reference. File No. 1-6368.
Exhibit 4-A	Indenture dated as of February 1, 1985 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-A to Registration Statement No. 2-95568 and incorporated herein by reference.
Exhibit 4-B	Forms of debt securities are included in Exhibit 4-B to Registration Statement No. 33-41060 and in Exhibits 4-F, 4-G and 4-I to this Registration Statement. Any additional form or forms of debt security will be filed with the SEC.
Exhibit 4-C	First Supplemental Indenture dated as of April 1, 1986 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-B to Ford Credit's Current Report on Form 8-K dated April 29, 1986 and incorporated herein by reference.
Exhibit 4-D	Second Supplemental Indenture dated as of September 1, 1986 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-B to Ford Credit's Current Report on Form 8-K dated August 28, 1986 and incorporated herein by reference.
Exhibit 4-E	Third Supplemental Indenture dated as of March 15, 1987 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-E to Registration Statement No. 33-12928 and incorporated herein by reference.
Exhibit 4-F	Fourth Supplemental Indenture dated as of April 15, 1988 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-F to Post-Effective Amendment No. 1 to Registration Statement No. 33-20081 and incorporated herein by reference.
Exhibit 4-G	Fifth Supplemental Indenture dated as of September 1, 1990 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-G to Registration Statement No. 33-41060 and incorporated herein by reference.
Exhibit 4-H	Sixth Supplemental Indenture dated as of June 1, 1998 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company relating to the debt securities, filed as Exhibit 4.1 to Ford Credit's Current Report on Form 8-K dated June 15, 1998 and incorporated herein by reference.
Exhibit 4-I	Seventh Supplemental Indenture dated as of January 15, 2002 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-I to Registration Statement No. 333-75234 and incorporated herein by reference.
Exhibit 4-J	Eighth Supplemental Indenture dated as of June 5, 2006 between Ford Credit and The Bank of New York Mellon, as successor to Manufacturers Hanover Trust Company relating to debt securities filed as Exhibit 4 to Ford Credit's Current Report on Form 8-K dated May 25, 2006 and incorporated herein by reference.
Exhibit 4-K*	Registration Rights Agreement dated April 15, 2011 between Ford Credit and the initial purchasers of the FUEL Notes, Series 2011-1.

Exhibit No.	Description
Exhibit 4-L*	Registration Rights Agreement dated June 17, 2011 between Ford Credit and the initial purchasers of the FUEL Notes, Series 2011-2.
Exhibit 5*	Opinion of Corey M. MacGillivray, Assistant Secretary of Ford Credit, as to the legality of the securities registered hereunder.
Exhibit 12	Calculation of Ratios of Earnings to Fixed Charges of Ford Credit. Filed as Exhibit 12 to Ford Credit's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and incorporated herein by reference.
Exhibit 15*	Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information.
Exhibit 23-A*	Consent of PricewaterhouseCoopers LLP.
Exhibit 23-B*	Consent of Corey M. MacGillivray is contained in his opinion filed as Exhibit 5 to this Registration Statement.
Exhibit 24*	Powers of Attorney — Ford Motor Credit Company.
Exhibit 25*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee for the senior debt securities and subordinated debt securities.

*
Previously filed.